Exhibit 1.1

NATIONSTAR MORTGAGE LLC

NATIONSTAR CAPITAL CORPORATION

6.500% Senior Notes due 2022

UNDERWRITING AGREEMENT

May 29, 2013

CREDIT SUISSE SECURITIES (USA) LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

BARCLAYS CAPITAL INC.

WELLS FARGO SECURITIES, LLC

J.P. MORGAN SECURITIES LLC

As Representatives of the several Underwriters named in Schedule A hereto

c/o CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue

New York, NY 10010–3629

Ladies and Gentlemen:

Introductory. Nationstar Mortgage LLC, a Delaware limited liability company (“Nationstar”), and Nationstar Capital Corporation, a Delaware corporation (“Nationstar Corp.” and, together with Nationstar, the “Companies”), propose to issue and sell to the several underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $300,000,000 aggregate principal amount of the Companies’ 6.500% Senior Notes due 2022 (the “Notes”). Credit Suisse Securities (USA) LLC (“Credit Suisse”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Wells Fargo Securities, LLC and J.P. Morgan Securities LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, to be dated as of the Closing Date (as defined in Section 2 below) (the “Indenture”), by and among the Companies, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Companies’ obligations under the Notes, including the due and punctual payment of interest on the Notes, will be irrevocably and unconditionally guaranteed (the “Guarantees”) by the guarantors listed in Schedule B hereto (collectively, the “Guarantors”). As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (the “DTC Agreement”), among the Companies, the Guarantors, the Trustee and the Depositary.

The Companies and the Guarantors, including Nationstar Mortgage Holdings Inc., a Delaware corporation (the “NMHI”), have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-188872), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of debt securities, including the Notes, and other securities of NMHI, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.” The term “Prospectus” shall mean the final prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto. The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Notes, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b). Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 4:12 p.m. on May 29, 2013 (the “Initial Sale Time”). All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Companies hereby confirm their engagement of Credit Suisse as, and Credit Suisse hereby confirms its agreement with the Companies to render services as, the “qualified independent underwriter,” within the meaning of Rule 5121(f)(12) of the Financial Industry

Regulatory Authority (“FINRA”) with respect to the offering and sale of the Notes. Credit Suisse, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the Qualified Independent Underwriter (“QIU”). Each of the Companies and the Guarantors hereby confirms its agreements with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Companies and the Guarantors

Each of the Companies and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Underwriter as of the date hereof, as of the Initial Sale Time and as of the Closing Date (in each case, a “Representation Date”), as follows:

a) Compliance with Registration Requirements. Each of the Companies and the Guarantors meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the best of the Companies’ and the Guarantors’ knowledge, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing with the Commission of NMHI’s Annual Report on Form 10-K for the year ended 2012 (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act, and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Companies in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(f) hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the SEC, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Notes will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

b) Disclosure Package. The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated May 29, 2013, (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Annex I hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Initial Sale Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Companies by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(f) hereof.

c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

d) NMHI is a Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time any of the Companies, the Guarantors or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, NMHI was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; none of NMHI, the Companies or the Guarantors has received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and NMHI, the Companies and the Guarantors have not otherwise ceased to be eligible to use the automatic shelf registration form.

e) Companies and Guarantors are not Ineligible Issuers. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Companies and the Guarantors were not and are not Ineligible Issuers (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Companies and the Guarantors be considered Ineligible Issuers.

f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the offering of Notes under this Agreement or until any earlier date that the Companies notified or notify the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus the Companies have promptly notified or will promptly notify the Representatives and have promptly amended or supplemented or will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Companies by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(f) hereof.

g) Distribution of Offering Material By the Company and the Guarantors. The Companies and the Guarantors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than the Registration Statement, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or any electronic road show or other written communications reviewed and consented to by the Representatives and listed on Annex II hereto (each a, “Company Additional Written Communication”). Each such Company Additional Written Communication, when taken together with the Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Company Additional Written Communication based upon and in conformity with written information furnished to the Companies by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 8(f) hereof.

h) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived and other than pursuant to each of the registration rights agreements, dated as of April 25, 2012 and July 24, 2012, respectively, entered into in connection with the issuances of the Companies’ outstanding 9.625% Senior Notes due 2019, each of the registration rights agreements, dated as of September 24, 2012 and September 28, 2012, respectively, entered into in connection with the issuances of the Companies’ outstanding 7.875% Senior Notes due 2020, each of the registration rights agreement, dated as of February 7, 2013, and March 26, 2013, respectively, entered into in connection with the issuance of the Companies’ 6.500% Senior Notes due 2021 and the Stockholders Agreement by and among NMHI and FIF HE Holdings LLC, dated as of February 17, 2012.

i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Companies and the Guarantors.

j) Authorization of the Indenture. The Companies and each Guarantor have all requisite corporate, limited partnership or limited liability company power and authority, as applicable, to execute, deliver and perform their obligations under the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Companies and the Guarantors and upon its execution and delivery, assuming due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Companies and the Guarantors, enforceable against the Companies and the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

k) Authorization of the Notes. The Companies have all requisite corporate or limited liability company power and authority, as applicable, to execute, issue, sell and perform their obligations under the Notes. The Notes to be purchased by the Underwriters from the Companies are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Companies and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Companies, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

l) Authorization of the Guarantees. Each Guarantor has all requisite corporate, limited partnership or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Guarantees. The Guarantees will be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, when the Indenture is duly executed and delivered by the Guarantors in accordance with its terms and, upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance and sale of the Notes to the Underwriters pursuant to this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

m) Description of the Notes, the Guarantees and the Indenture. The Notes, the Guarantees and the Indenture will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

n) Accuracy of Statements. The statements in each of the Disclosure Package and the Prospectus under the caption “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and under the captions “Certain U.S. Federal Income Tax Considerations,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Description of Certain Indebtedness,” which is incorporated by reference therein, and “Plan of Distribution,” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

o) Accuracy of Statements in Risk Factors. The statements made in the Annual Report on Form 10-K incorporated by reference into the Disclosure Package and the Prospectus under the captions “Risk Factors—Our foreclosure proceedings in certain states have been delayed due to inquiries by certain state Attorneys General, court administrators and state and federal government agencies, the outcome of which could have a negative effect on our operations, earnings or liquidity” (which includes the disclosure, “Upon completion of our internal review and after responding to such inquiries, we resumed these previously delayed proceedings.”), “Risk Factors—The ongoing implementation of the Dodd-Frank Act will increase our regulatory compliance burden and associated costs and place restrictions on certain originations and servicing operations, all of which could adversely affect our business, financial condition and results of operations,” “Risk Factors—The enforcement consent orders by, agreements with, and settlements of, certain federal and state agencies against the largest mortgage servicers related to foreclosure practices could impose additional compliance costs on our servicing business, which could materially and adversely affect our financial condition and results of operations,” “Risk Factors—Federal, state and local laws and regulations could materially adversely affect our business, financial condition and results of operations,” “Risk Factors—Our business would be adversely affected if we lose our licenses,” “Risk Factors—The conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. federal government, could adversely affect our business and prospects” and “Risk Factors—Changes to government mortgage modification programs could adversely affect future incremental revenues,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

p) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package, (i) neither the Company, the Guarantors nor any of their respective subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (ii) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, management, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company, the Guarantors and their respective subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

q) Independent Accountants. Ernst & Young, LLP, who have expressed their opinion with respect to NMHI’s and its subsidiaries’ audited financial statements for the fiscal years ended 2012, 2011 and 2010 incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, are independent public accountants with respect to NMHI and its subsidiaries, including the Companies, as required by the Securities Act and the Exchange Act and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

r) Preparation of the Financial Statements. The financial statements together with the related notes thereto incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of NMHI and its subsidiaries, including the Companies, as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements comply as to form with the accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements are required to be included in the Registration Statement. The selected financial data and the summary financial information included in the Preliminary Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Preliminary Prospectus and the Prospectus.

s) Incorporation and Good Standing of the Companies, the Guarantors and Their Respective Subsidiaries. Each of the Companies, the Guarantors and their respective subsidiaries has been duly organized, is validly existing and in good standing as a limited liability company, limited partnership, corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited liability company, limited partnership, corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, members’ or stockholders’ equity, properties, business or prospects of the Companies, the Guarantors and their respective subsidiaries taken as a whole (a “Material Adverse Effect”). Each of the Companies, the Guarantors and their respective subsidiaries has all power and authority necessary to own, hold or lease its properties and to conduct the businesses in which it is engaged as described in the Disclosure Package and the Prospectus.

t) Subsidiaries. The Companies do not own or control, directly or indirectly, any corporation, association or other entity other than Nationstar’s ownership of Nationstar Corp. and the subsidiaries listed on Schedule C hereto. Nationstar Corp. has no subsidiaries. None of the subsidiaries of Nationstar is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

u) Capitalization and Other Capital Stock Matters. Nationstar has an authorized capitalization as set forth in each of the Disclosure Package and the Prospectus, and all of the membership interests of Nationstar have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued shares of capital stock or other equity interests of Nationstar Corp. and each other subsidiary of Nationstar have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by Nationstar, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

v) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Companies, the Guarantors nor any of their respective subsidiaries (i) is in violation of its charter, certificate of formation, bylaws, limited partnership agreement or limited liability company agreement (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement did not, and the issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Companies and the Guarantors of the Notes, the Guarantees, and the Indenture, the performance by the Companies and the Guarantors of the Indenture, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Companies, the Guarantors or their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Companies, the Guarantors or any of their respective subsidiaries is a party or by which the Companies, the Guarantors or any of their respective subsidiaries is bound or to which any of the property or assets of the Companies, the Guarantors or any of their respective subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Companies, the Guarantors or any of their respective subsidiaries, or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Companies, the Guarantors or any of their respective subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), conflicts or violations that would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Companies, the Guarantors or any of their respective subsidiaries or any of their properties or assets is required for the issue and sale of the Notes and the Guarantees, the execution, delivery and performance by the Companies and the Guarantors of the Notes, the Guarantees, the Indenture, and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Disclosure Package and the Prospectus and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws or with FINRA in connection with the purchase and distribution of the Notes by the Underwriters, each of which has been obtained and is in full force and effect except for such consents, approvals, authorizations or orders that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

w) No Material Actions or Proceedings. Except as disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Companies, the Guarantors or any of their respective subsidiaries is a party or of which any property or assets of the Companies, the Guarantors or any of their respective subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Companies and the Guarantors of their obligations under this Agreement, the Indenture or the Notes or the consummation of any of the transactions contemplated hereby. To the Companies’ and each Guarantors’ knowledge, no such proceedings are threatened by governmental authorities or others.

x) Labor Matters. Except as disclosed in the Disclosure Package and the Prospectus, no labor disturbance by or dispute with the employees of the Companies, the Guarantors or any of their respective subsidiaries exists or, to the knowledge of any Company or any Guarantor, is imminent that could reasonably be expected to have a Material Adverse Effect.

y) Intellectual Property Rights. Except as set forth in the Disclosure Package and the Prospectus, the Companies, the Guarantors and each of their respective subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for such rights or conflicts that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

z) All Necessary Permits, etc. The Companies, the Guarantors and each of their respective subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Disclosure Package and the Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Disclosure Package and the Prospectus. The Companies, the Guarantors and each of their respective subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or except as described in the

Disclosure Package and the Prospectus. Neither the Companies, the Guarantors nor any of their respective subsidiaries has received notice of any revocation or modification of any such Permits or has reason to believe that any such Permits will not be renewed in the ordinary course, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.

aa) Title to Properties. The Companies, the Guarantors and each of their respective subsidiaries has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Disclosure Package and the Prospectus and such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Companies, the Guarantors or any of their respective subsidiaries. All assets held under lease by the Companies, the Guarantors or any of their respective subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made and proposed to be made of such assets by the Companies, the Guarantors or any of their respective subsidiaries, except where the invalidity or unenforceability of any such lease could not, in the aggregate, be reasonably expected to have a Material Adverse Effect. Nationstar Corp. has no assets other than any payment received from Nationstar for its capital stock.

bb) Tax Law Compliance. The Companies, the Guarantors and each of their respective subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Companies, the Guarantors or any of their respective subsidiaries, nor does any Company or any Guarantor have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against the Companies, the Guarantors and each of their respective subsidiaries, except any of the foregoing, which could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, or except as contested in good faith and as to which appropriate reserves are provided.

cc) Not Investment Companies. Neither the Companies, the Guarantors nor any of their respective subsidiaries is, nor immediately after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Disclosure Package and the Prospectus will be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

dd) Insurance. The Companies, the Guarantors and each of their respective subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as management believes is adequate in all material respects for the conduct of their respective businesses and the value of their respective properties. All policies of insurance of the Companies, the Guarantors and their respective subsidiaries are in full force and effect; the Companies, the Guarantors and each of their respective subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Companies, the Guarantors nor any of their respective subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance. Neither the Companies, the Guarantors nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect.

ee) No Price Stabilization or Manipulation. The Companies, the Guarantors and their respective affiliates have not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Companies or the Guarantors in connection with the offering of the Notes.

ff) No Unlawful Contributions or Other Payments. None of the Companies, the Guarantors nor any of their respective subsidiaries, nor, to the knowledge of the Companies and the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Companies, the Guarantors or any of their respective subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

gg) No Conflict with Money Laundering Laws. The operations of the Companies, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Companies, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Companies or the Guarantors, threatened.

hh) No Conflict with OFAC Laws. Neither the Companies, the Guarantors nor any of their respective subsidiaries nor, to the knowledge of the Companies or the Guarantors, any director, officer, agent or employee of the Companies, the Guarantors or any of their respective subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Companies will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ii) Compliance with Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Prospectus, (i) there are no proceedings that are pending, or known to be contemplated, against the Companies, the Guarantors or any of their respective subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (ii) the Companies, the Guarantors and their respective subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants and (iii) none of the Companies, the Guarantors and their respective subsidiaries anticipates capital expenditures relating to Environmental Laws, except to the extent any such proceedings, compliance issues or capital expenditures could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

jj) ERISA Compliance. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which Nationstar or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in all material respects in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither Nationstar or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

kk) Dividends and Other Distributions. Except as permitted under the Indenture, no subsidiary of Nationstar is currently prohibited, directly or indirectly, from paying any dividends to Nationstar, from making any other distribution on such subsidiary’s capital stock, from repaying to Nationstar any loans or advances to such subsidiary from Nationstar or from transferring any of such subsidiary’s property or assets to Nationstar or any other subsidiary of Nationstar, except as described in the Disclosure Package and the Prospectus.

ll) Statistical and Market-Related Data. The statistical and market-related data included in the Disclosure Package and the Prospectus and the consolidated financial statements of NMHI and its subsidiaries and Nationstar and its subsidiaries included in the Disclosure Package and the Prospectus are based on or derived from sources that NMHI believes to be reliable in all material respects.

mm) Internal Controls and Procedures. NMHI and each of its subsidiaries maintains internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States. As of and since the date of the most recent balance sheet of NMHI and its consolidated subsidiaries reviewed or audited by Ernst & Young, LLP and the board of directors of NMHI, NMHI has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls, except for such significant deficiencies that (i) would not, individually or in the aggregate, reasonably be expected to materially adversely affect the ability of NMHI or any of its subsidiaries to record, process, summarize and report financial data and (ii) have been disclosed to the Audit Committee of the Board of Directors of NMHI, (B) any material weaknesses in internal controls, and (C) any fraud, that involves management or other employees who have a significant role in the internal controls of NMHI and each of its subsidiaries.

nn) Disclosure Controls and Procedures. The NMHI and the Companies maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to NMHI, the Company and their respective subsidiaries is made known to the NMHI’s and Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

oo) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in NMHI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, incorporated by reference into the Disclosure Package and the Prospectus, when taken together, accurately and fully describe (i) the accounting policies that NMHI believes are the most important in the portrayal of NMHI’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments; (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

pp) FSMA. The Companies have not taken any action or omitted to take any action (such as issuing any press release relating to any Notes without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000.

qq) Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

rr) Nationstar has ratings as a residential mortgage servicer of “Above Average” by Standard and Poor’s and “RPS2” by Fitch, Inc.

Any certificate signed by an officer of any Company or any Guarantor and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Companies or such Guarantor, jointly and severally, to each Underwriter as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Notes.

a) The Notes. The Companies and the Guarantors, jointly and severally, agree to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Companies and the Guarantors the aggregate principal amount of Notes set forth opposite their names on Schedule A at a purchase price of 98.500% of the principal amount of the Notes, payable on the Closing Date.

b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 10036 (or such other place as may be agreed to by the Companies and the Representatives) at 9:00 a.m., New York City time, on May 31, 2013, or such other time and date as the Underwriters and the Companies shall mutually agree (the time and date of such closing are called the “Closing Date”).

c) Public Offering of the Notes. The Representatives hereby advise the Companies and the Guarantors that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package and the Prospectus, their respective portions of the Notes as soon after the Execution Time as the Representatives, in their sole judgment, have determined is advisable and practicable.

d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Companies.

It is understood that the Representatives have been authorized, for their own accounts and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representatives may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

e) Delivery of the Notes. The Companies shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representatives shall have requested at least one full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

SECTION 3. Covenants of the Companies and the Guarantors.

The Companies and the Guarantors, jointly and severally, covenant and agree with each Underwriter as follows:

a) Compliance with Securities Regulations and Commission Requests. The Companies and the Guarantors, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Companies and the Guarantors will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as they deem necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, will promptly file such document. The Companies and the Guarantors will use reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

b) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Companies and the Guarantors will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

c) Delivery of Registration Statements. The Companies and the Guarantors has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts. Filing of the Registration Statement and each amendment thereto on EDGAR will meet the requirements of this Section 3(c).

d) Delivery of Prospectuses. The Companies and the Guarantors will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Companies and the Guarantors hereby consent to the use of such copies for purposes permitted by the Securities Act. The Companies and the Guarantors will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

e) Continued Compliance with Securities Laws. The Companies and the Guarantors will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Companies and the Guarantors will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Companies and the Guarantors will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

f) Blue Sky Compliance. The Companies shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Companies shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Companies will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Companies shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

g) Use of Proceeds. The Companies shall apply the net proceeds from the sale of the Notes sold by them in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.

h) Depositary. The Companies and the Guarantors will cooperate with the Underwriters and use their reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

i) Periodic Reporting Obligations. During the Prospectus Delivery Period, NMHI shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.

j) Listing. The Companies will use their best efforts to effect the listing of the Notes on the New York Stock Exchange as soon as practicable after the date hereof.

k) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the 45th day after the date hereof, the Companies and the Guarantors will not, without the prior written consent of Credit Suisse (which consent may be withheld at the sole discretion of Credit Suisse), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Companies or the Guarantors similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than (i) as contemplated by this Agreement with respect to the Notes and (ii) in connection with the Companies’ offer to exchange their 9.625% Senior Notes due 2019 that have been registered under the Securities Act for their unregistered 9.625% Senior Notes due 2019, the Companies’ offer to exchange their 7.875% Senior Notes due 2020 that have been registered under the Securities Act for their unregistered 7.875% Senior Notes due 2020 and the Companies’ offer to exchange their 6.500% Senior Notes due 2021 that have been registered under the Securities Act for their unregistered 6.500% Senior Notes due 2021).

l) Final Term Sheet. The Companies and the Guarantors will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Exhibit B hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

m) Permitted Free Writing Prospectuses. The Companies and the Guarantors represent that they have not made, and agree that, unless they obtains the prior written consent of the Representatives, they will not make, any offer relating to the Notes that would constitute an

Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Companies with the Commission or retained by the Companies under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Companies and the Guarantors agree that they (i) have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Companies and the Guarantors consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Companies and the Guarantors contemplated in Section 3(k).

n) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Companies and the Guarantors will prior to the Renewal Deadline file, if they have not already done so and are eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form satisfactory to the Representatives. If the Companies and the Guarantors are no longer eligible to file an automatic shelf registration statement, the Companies and the Guarantors will prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Companies and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

o) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Companies or the Guarantors receive from the Commission a notice pursuant to Rule 401(g)(2) or otherwise cease to be eligible to use the automatic shelf registration statement form for the sale of Notes, the Companies and the Guarantors will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representatives, (iii) use their best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Companies and the Guarantors will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Companies and the Guarantors have otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

p) Filing Fees. The Companies agree to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

q) Compliance with Sarbanes-Oxley Act. The Companies and the Guarantors will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, as applicable, and use their best efforts to cause the Companies’ and the Guarantors’ directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

r) No Manipulation of Price. The Companies and the Guarantors will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Companies or the Guarantors to facilitate the sale or resale of the Notes.

The Representatives, on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Companies or the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Companies and the Guarantors, jointly and severally, agree to pay all costs, fees and expenses incurred in connection with the performance of their obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Notes (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes, (iii) all fees and expenses of the Companies’ and the Guarantors’ counsel, independent public or certified public accountants and other advisors to the Companies and the Guarantors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, the Indenture, the DTC Agreement and the Notes, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Companies, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws, and, if requested by the Representatives, preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vi) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the FINRA of the terms of the sale of the Notes, (vii) the fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (viii) any fees payable in connection with the rating of the Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Companies and the Guarantors in connection with approval of the Notes by the Depositary for “book-entry” transfer, (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement, (xi) the fees and expenses incurred in connection with the listing of the Notes on the New York Stock Exchange and (xii) all other fees, costs and expenses incurred in connection with the performance of their obligations hereunder for which provision is not otherwise made in this Section; provided, however, that the aggregate amount payable by the Companies and the Guarantors in respect of the legal fees and expenses of the Underwriters’ counsel pursuant to this Section 4 shall not exceed $150,000. Except as provided in this Section 4 and Sections 6 and 8 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Companies and the Guarantors set forth in Section 1 hereof as of the date hereof, as of the Initial Sale Time, and as of the Closing Date as though then made and to the timely performance by the Companies and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

a) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Companies and the Guarantors shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

b) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Ernst & Young LLP, independent registered public accountants for Nationstar and NMHI, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus.

c) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from Ernst & Young LLP, independent public or certified public accountants for Nationstar and NMHI, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (b) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

d) No Objection. If the Registration Statement and/or the offering of the Notes has been filed with the FINRA for review, the FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

e) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (c) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Prospectus; and

(iii) no downgrading shall have occurred in the rating accorded Nationstar’s Mortgage Servicer Rating by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Nationstar’s Mortgage Servicer Ratings.

f) Opinion of Counsel for the Companies and the Guarantors. On the Closing Date, the Representatives shall have received the favorable opinion and negative assurance letter of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Companies and the Guarantors, dated as of such Closing Date, the forms of which are attached as Exhibits A-1 and A-2.

g) Opinion of General Counsel. On the Closing Date, the Representatives shall have received the favorable opinion of Anthony W. Villani, in his capacity as Executive Vice President and General Counsel of Nationstar and General Counsel of Nationstar Corp., dated as of such Closing Date, the form of which is attached as Exhibit A-3.

h) Opinion of Counsel for the Underwriters. On the Closing Date, the Representatives shall have received the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

i) Officers’ Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by the Chief Executive Officer and Chief Financial Officer of the Companies and each Guarantor, or other officers satisfactory to the Representatives, dated as of such Closing Date, to the effect that:

(i) the Companies and the Guarantors have not received any stop orders suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission;

(ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form;

(iii) the representations, warranties and covenants of the Companies and the Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date;

(iv) the Companies and the Guarantors have complied with all the agreements hereunder and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; and

(v) they have examined the Disclosure Package and the Prospectus, and, in their opinion, (A) the Disclosure Package, as of the Initial Sale Time, and the Prospectus, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Disclosure Package and the Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Disclosure Package and the Prospectus.

j) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8 and 16 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, 9 or 10, or if the sale to the Underwriters of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Companies or the Guarantors to perform any agreement herein or to comply with any provision hereof, the Companies and the Guarantors, jointly and severally, agree to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

SECTION 8. Indemnification.

(a) Indemnification of the Underwriters. The Companies and each Guarantor, hereby agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based, (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, affiliate, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Companies and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or any amendment thereto, or in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Companies through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(f). The foregoing indemnity agreement is in addition to any liability that the Companies or the Guarantors may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) Indemnification of the Companies, the Guarantors and Their Respective Directors and Officers. Each Underwriter, severally and not jointly, hereby agrees to indemnify and hold harmless the Companies, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls any Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which any Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based, (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that the untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information concerning such Underwriter furnished to the Companies through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(f); provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Companies’ or the Guarantors’ failure to perform its obligations under Section 3(b) and (e) of this Agreement. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any Company, any Guarantor or any such director, officer, employee or controlling person.

(c) Indemnification of the QIU Without limitation and in addition to its obligation under the other subsections of this Section 8, the Companies and each Guarantor agree to indemnify and hold harmless the QIU, its affiliates, directors, officers and employees and each person, if any, who controls the QIU within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, claim, damage or liability, as incurred, arising out of or based upon the QIU’s acting as a “qualified independent underwriter” (within the meaning of Rule 5121(f)(12) of FINRA) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified person for any legal or other expense reasonably incurred by them in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Companies and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense results from the gross negligence or willful misconduct of the QIU.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under Section 8(a), 8(b) or 8(c) of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under Section 8(a), 8(b) or 8(c), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 8(a), 8(b) or 8(c) except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 8(a), 8(b) or 8(c). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Underwriters shall have the right to employ a single counsel (plus a single local counsel in each different jurisdiction) to represent jointly the Underwriters and their respective affiliates, directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against any Company or any Guarantor under Section 8(a) or 8(b), if (i) the Companies, the Guarantors and the Underwriters shall have so mutually agreed; (ii) the Companies and the Guarantors have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective affiliates, directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Companies and the Guarantors; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Companies and the Guarantors, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Companies and the Guarantors. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) Contribution. If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Companies and the Guarantors, on the one hand, and the Underwriters, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Companies and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Companies and the Guarantors, on the one hand, and the Underwriters, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Companies and the Guarantors, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Companies, the Guarantors, or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Companies shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Companies shall also be deemed to have been supplied by the Guarantors. The Companies, the Guarantors, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Notes underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(e) are several in proportion to their respective purchase obligations and not joint.

(f) Underwriter Information. The Underwriters severally confirm and the Companies and the Guarantors acknowledge and agree that the statements with respect to the offering of the Notes by the Underwriters set forth in paragraph three, the third sentence of paragraph eight and paragraph nine under the caption “Underwriting (Conflicts of Interest)” and the last sentence under the caption “Underwriting (Conflicts of Interest)—Conflicts of Interest” each as set forth in the Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to any Company or any Guarantor by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, or any amendment thereto, or in any Company Additional Written Communication, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus, or in any amendment or supplement thereto.

SECTION 9. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Companies for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8 and 16 shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Companies shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 9. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 10. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Companies if at any time (i) trading or quotation in any securities of the Companies shall have been suspended or limited by the Commission or the applicable securities exchange, or trading in securities generally on either the Nasdaq Stock Market, the New York Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal or New York authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services. Any termination pursuant to this Section 10 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8 and 16 shall survive such termination and remain in full force and effect.

SECTION 11. No Fiduciary Duty. The Companies and the Guarantors acknowledge and agree that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Companies and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and the Companies and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of any Company, any Guarantor or any of their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Company or any Guarantor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any Company or any Guarantor on other matters) and no Underwriter has any obligation to the Companies or the Guarantors with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Companies and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Companies and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Company, the Guarantors and the several Underwriters with respect to the subject matter hereof. The Companies and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Companies or any of the Guarantors may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Companies and the Guarantors, of their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the QIU, the officers or employees of any Underwriter, or any person controlling the Underwriter, any Company, any Guarantor, the officers or employees of any Company, any Guarantor, or any person controlling any Company, any Guarantor, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010

Attention: IBD—Legal

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Facsimile: 917-777-4112

Attention: Richard Aftanas

If to the Company or any Guarantor:

Nationstar Mortgage LLC

350 Highland Drive

Lewisville, Texas 75067

Facsimile: 469-549-2085

Attention: General Counsel

with a copy to:

Cleary Gottlieb Steen & Hamilton LLP

One Liberty Plaza

New York, New York 10006

Facsimile: 212-225-3999

Attention: Duane McLaughlin

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 9 hereof, and to the benefit of the directors, officers, employees, affiliates, agents and controlling persons referred to in Section 8, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Underwriters merely by reason of such purchase.

SECTION 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 16. Governing Law Provisions. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 17. Trial by Jury. THE COMPANIES AND THE GUARANTORS (ON THEIR BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF THEIR RESPECTIVE STOCKHOLDERS OR OTHER OWNERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18. Research Analyst Independence. The Companies and the Guarantors acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Companies, the Guarantors, their respective subsidiaries and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Companies and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that any Company or any Guarantor may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Companies and the Guarantors by such Underwriters’ investment banking divisions. The Companies and the Guarantors acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

SECTION 19. General Provisions. This Agreement may be executed in two or more counterparts (which may include counterparts delivered by any standard form of telecommunications), each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 8, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 8 hereto fairly allocate the risks in light of the ability of the parties to investigate the Companies and the Guarantors, their respective affairs and business in order to assure that adequate disclosure has been made in the Registration Statement, the Disclosure Package and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Companies and the Guarantors the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NATIONSTAR MORTGAGE LLC

By	/s/ David C. Hisey
Name:	David C. Hisey
Title:	Chief Financial Officer

NATIONSTAR CAPITAL CORPORATION

By	/s/ Jay Bray
Name:	Jay Bray
Title:	Chief Executive Officer

NATIONSTAR MORTGAGE HOLDINGS INC.

By	/s/ David C. Hisey
Name:	David C. Hisey
Title:	Chief Financial Officer

NATIONSTAR SUB1 LLC

By	/s/ Jay Bray
Name:	Jay Bray
Title:	Chief Executive Officer

NATIONSTAR SUB2 LLC

By	/s/ Jay Bray
Name:	Jay Bray
Title:	Chief Executive Officer

CENTEX LAND VISTA RIDGE LEWISVILLE III
GENERAL PARTNER, LLC
HARWOOD SERVICE COMPANY LLC
HARWOOD INSURANCE SERVICES, LLC
HARWOOD SERVICE COMPANY OF GEORGIA, LLC
HARWOOD SERVICE COMPANY OF NEW JERSEY, LLC
HOMESELECT SETTLEMENT SOLUTIONS, LLC
NATIONSTAR 2009 EQUITY CORPORATION
NATIONSTAR EQUITY CORPORATION
NATIONSTAR INDUSTRIAL LOAN COMPANY
NATIONSTAR INDUSTRIAL LOAN CORPORATION
NSM RECOVERY SERVICES INC.
NSM FORECLOSURE SERVICES INC.

By	/s/ Jay Bray
Name:	Jay Bray
Title:	Chief Financial Officer

CENTEX LAND VISTA RIDGE LEWISVILLE III, L.P.

By:	CENTEX LAND VISTA RIDGE LEWISVILLE III
GENERAL PARTNER, LLC, its General Partner

	By	/s/ Jay Bray
	Name:	Jay Bray
	Title:	Chief Financial Officer

CHAMPION MORTGAGE LLC

By	/s/ Jay Bray
Name:	Jay Bray
Title:	Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED
BARCLAYS CAPITAL INC.
WELLS FARGO SECURITIES, LLC
J.P. MORGAN SECURITIES LLC
Acting as Representatives of the several Underwriters named in the attached Schedule A.

By:	Credit Suisse Securities (USA) LLC

By:	/s/ Andrew Rosenburgh
Name:	Andrew Rosenburgh
Title:	Managing Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Samuel Baruch
Name:	Samuel Baruch
Title:	Director

By:	Barclays Capital Inc.

By:	/s/ Robert Chen
Name:	Robert Chen
Title:	Managing Director

By:	Wells Fargo Securities, LLC

By:	/s/ David R. Keatley
Name:	David R. Keatley
Title:	Managing Director

By:	J.P. Morgan Securities LLC

By:	/s/ Warfield Price
Name:	Warfield Price
Title:	Managing Director